Exhibit 10.5

AMENDED AND RESTATED

INDEMNIFICATION AGREEMENT

This AMENDED AND RESTATED INDEMNIFICATION AGREEMENT, dated as of November 23, 2009 (this “Agreement”), is entered into by and among USF Holding Corp., a Delaware corporation (the “Company”), U.S. Foodservice, Inc., a Delaware corporation (“USF” and together with the Company, the “Company Entities”), Clayton, Dubilier & Rice Fund VII, L.P. (the “Investor”), Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P. (the “Co-Investment Fund”), CD&R Parallel Fund VII, L.P. (the “Parallel Fund”), CDR USF Co-Investor No. 2, L.P. (“Co-Investor No. 2” and, together with the Co-Investment Fund and the Parallel Fund, the “Other Investors”), Clayton, Dubilier & Rice, Inc. ( “CD&R Inc.”), Clayton, Dubilier & Rice, LLC (the “Manager”) and Clayton, Dubilier & Rice Holdings, L.P. (“CD&R LP”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A. Restore Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, entered into a Stock Purchase Agreement, dated May 2, 2007 (as the same may have been amended from time to time in accordance with its terms and the Stockholders Agreement, the “Purchase Agreement”), to acquire all of the capital stock of U.S. Foodservice, a Delaware corporation of which USF is a wholly-owned subsidiary (such acquisition, the “Acquisition”).

B. In connection with the Acquisition, each of Investor and the Other Investors (each, a “Committing Investor”) entered into a Subscription Agreement, dated as of July 3, 2007, with the Company, pursuant to which such Committing Investor agreed, subject to the conditions set forth therein, to purchase shares of the Company’s common stock, par value US$0.01 per share (“Shares”).

C. The Company, the Committing Investors and certain other parties entered into a Stockholders Agreement (as the same may have been and may be amended from time to time in accordance with the terms thereof, the “Stockholders Agreement”), dated as of July 3, 2007, setting forth certain agreements with respect to, among other things, the management of the Company and transfers of its shares in various circumstances.

D. In order to finance the Acquisition and related transactions, the Company sold Shares to the Committing Investors and to certain co-investors, including such other stockholders of the Company as are listed in the signature pages of the Stockholders Agreement or as otherwise became stockholders of the Company prior to the Acquisition pursuant to the terms thereof (the “Equity Offering”).

E. In order to finance the Acquisition, the Company and/or one or more of its wholly-owned Subsidiaries (i) entered into a senior secured term loan facility and a prefunded synthetic letter of credit facility, a senior secured revolving credit facility and an asset-based senior secured revolving loan facility, (ii) entered into certain amendments to USF’s asset-backed mortgage trust facility, (iii) entered into a term loan facility secured in whole or part by certain mortgages, (iv) issued senior and subordinated notes (the “Notes Offering”) and (v) entered into a senior unsecured bridge facility (collectively, the “Financings”).

F. The Company Entities, the Investor, the Other Investors and CD&R Inc. entered into an Indemnification Agreement, dated as of July 3, 2007 (the “Original Indemnification Agreement”).

G. Concurrently with the execution and delivery of the Original Indemnification Agreement, the Company entered into (a) a Consulting Agreement with CD&R Inc., dated as of July 3, 2007, and (b) a Consulting Agreement with Kohlberg Kravis Roberts & Co. L.P., dated as of July 3, 2007 (in each case, as the same may be amended from time to time in accordance with its terms and the Stockholders Agreement, the “Consulting Agreements”), and CD&R Inc. has performed the Initial Services (as defined and provided for in its Consulting Agreement).

H. Prior to the date hereof, the Investor has been managed by CD&R Inc.

I. CD&R Inc. has reorganized and contributed and assigned to Manager all of CD&R Inc.’s right, title and interest in and to substantially all of CD&R Inc.’s assets and properties, with certain enumerated exceptions, and Manager has accepted such assets and properties and assumed all of the liabilities, obligations and commitments of CD&R Inc. related to such assets and properties.

J. CD&R Inc. has directly or indirectly contributed and assigned its right, title and interest in certain of its assets and properties, including its equity interests in Manager, to CD&R LP.

K. The Company or one or more of its Subsidiaries from time to time since the Acquisition has, and in the future may (i) offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including without limitation (a) offerings of shares of capital stock of the Company or any of its Subsidiaries, and/or options to purchase such shares to employees, directors, managers, dealers, franchisees and consultants of and to the Company or any of its Subsidiaries (any such offering, a “Management Offering”), and (b) one or more offerings of debt securities for the purpose of refinancing any indebtedness of the Company or any of its Subsidiaries or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of the Company or any of its Subsidiaries or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Stockholders Agreement and any other applicable agreement.

L. The parties hereto recognize the possibility that claims might be made against and liabilities incurred by Manager, CD&R Inc., CD&R LP, the Investor, the Other Investors, or related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group, or relating to the provision of financial advisory, investment banking, monitoring and management consulting services (the “Transaction Services”) to the Company Group by Manager, CD&R Inc. or Affiliates thereof, and the parties hereto accordingly wish to provide for Manager, CD&R Inc., CD&R LP, the Investor and the Other Investors and related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

M. The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of any member of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

N. Concurrently with the execution and delivery of this Agreement, the Company Entities and Manager are amending and restating CD&R Inc.’s Consulting Agreement, dated as of the date hereof (as the same may be amended from time to time in accordance with the terms thereof, the “Amended and Restated Consulting Agreement”) to take account of Manager as the successor to the investment management business of CD&R Inc.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1. Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. “Control” (including the terms “controlling”, “controlled by” or “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(b) “Change in Control” means the first to occur of the following events after the closing date of the Acquisition: (i) the sale of all or substantially all of the assets of the Company to any Person (or group of Persons acting in concert), other than to (x) the Committing Investors or their respective Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company (any Person described in the foregoing clauses (x) and (y), an “Affiliated Person”) or (ii) a sale by the Company, any of the Committing Investors or any of their respective Affiliates, to a Person (or group of Persons acting in concert) of Shares, or a merger, consolidation or similar transaction involving Parent, in any case, that results in more than 50% of the Shares of the Company (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include an Affiliated Person; in any event, which results in the Committing Investors and their respective Affiliates or such employee benefit plan ceasing to hold the ability to elect a majority of the members of the board of directors of the Company.

(c) “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(d) “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(e) “Company Group” means the Company and any of its Subsidiaries.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g) “Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(h) “Indemnitee” means each of Manager, CD&R Inc., CD&R LP, the Investor, the Other Investors, their respective Affiliates, their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities Act) of each of them, or of their partners, members and controlling persons, in each case irrespective of the capacity in which such person acts.

(i) “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including without limitation interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(j) “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(k) “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(1) “Public Offering” means the first day as of which (i) sales of Shares are made to the public in the United States pursuant to an underwritten public offering led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the board of directors of the Company has determined that Shares otherwise have become publicly-traded for this purpose.

(m) “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, free-writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(n) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o) “Securities Offerings” means the Equity Offering, the Notes Offering, any Management Offering, any Redemption and any Subsequent Offering.

(p) “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(q) “Transactions” means the Acquisition, the Equity Offering, the Financings and transactions for which Transaction Services are provided.

2. Indemnification.

(a) Each of the Company Entities (each an “Indemnifying Party” and collectively the “Indemnifying Parties” jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i) from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with any Securities Offering, the Financings, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur or any obligation of any member of the Company Group or any of their predecessors or (C), the performance by Manager or CD&R Inc. of Transaction Services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to CD&R Inc.’s Consulting Agreement or the Amended and Restated Consulting Agreement or otherwise); and

(ii) to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of incorporation of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of incorporation of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request of such corporation as a director, officer, member, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise, (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group or (C) any payment or reimbursement by any Indemnitee, pursuant to indemnification arrangements or otherwise, of any Obligations contemplated in the foregoing clauses (A) or (B) of this Section 2(a)(ii);

in each case including but not limited to any and all fees, costs and Expenses (including without limitation fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement, CD&R Inc.’s Consulting Agreement or the Amended and Restated Consulting Agreement.

(b) Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Indemnifying Parties, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c) Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of expenses (or related Obligations of such Indemnitee) under any member of the Company

Group’s certificate of incorporation or bylaws, any other agreement to which Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the Delaware General Corporate Law, any other applicable law or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by such Indemnitee in such Proceeding were in bad faith or were frivolous.

3. Contribution.

(a) If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by each member of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b) If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c) For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of the members of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

(d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. No Indemnifying Party shall be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances as such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4. Indemnification Procedures.

(a) Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, the Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified the Manager thereof; provided the failure or delay of such Indemnitee or the Manager to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to the Manager (or if given by such Indemnitee, such Indemnitee) relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if the Manager (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The

Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to the Manager, subject to the right of the Manager to undertake such defense as hereinafter provided. The Manager may participate in such defense with counsel of the Manager’s choosing at the expense of the Indemnifying Parties. In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after the Manager (or if given by the Indemnitee, the Indemnitee) has given the Notice of Claim, or in the event that the Manager shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including without limitation, Claims brought by or on behalf of any member of the Company Group), the Manager may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Parties shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of the Company (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld. In each case, the Manager and each other Indemnitee seeking indemnification hereunder on its own behalf or on behalf of an Indemnitee will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of the Manager or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by the Manager or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b) The Manager shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”). The Indemnifying Parties hereby agree to advance reasonable costs and Expenses incurred by the Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim without regard to whether Indemnitee will ultimately be entitled to be indemnified for such costs and expenses upon receipt of an undertaking by or on behalf of Manager or such Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that Manager or such Indemnitee is not entitled to be indemnified by the Indemnifying Parties as authorized by this Agreement. The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(i) The Manager shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by the Manager or any other Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by the Manager or such Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to, or as directed by, the Manager or such Indemnitee. The Indemnifying Parties shall make indemnification payments to, or as directed by, the Manager or such Indemnitee no later than 30 days after receipt of the Notice of Payment.

5. Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of the Manager and each Indemnitee and the obligations of the Indemnifying Parties hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Company Group’s then current directors and officers. No Indemnifying Party shall seek any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any of the Indemnifying Parties’ advancement, indemnification and other obligations under this Agreement.

6. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

(a)	If to any Company Entity, to:

USF Holding Corp.

c/o U.S. Foodservice, Inc.

9399 W. Higgins Road

Suite 500

Rosemont, IL 60018

Attention: Juliette Pryor

Facsimile: (480) 293-2705

with a copy to:

Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, CA 94025

Attention: Michael Calbert

Facsimile: (650) 233-6548

and

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Richard J. Schnall

Fax: (212) 407-5252

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Marni Lerner, Esq.

Fax: (212) 455-2502

with a copy to (which shall not constitute notice) each other Committing Investor

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Franci J. Blassberg, Esq.

Fax:(212) 521-7531

(b)	If to Manager, CD&R Inc. or CD&R LP, to:

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Richard J. Schnall

Fax:(212) 407-5252

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Franci J. Blassberg, Esq.

Fax:(212) 521-7531

(c)	If to the Investor, to:

Clayton, Dubilier & Rice Fund VII, L.P.

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Richard J. Schnall

Fax:(212) 407-5252

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Franci J. Blassberg, Esq.

Fax:(212) 521-7531

(d)	If to any Other Investors, to the notice address set forth on such party’s signature page;

or to such other address or such other person as the Company Entities, Manager, CD&R Inc., CD&R LP, the Investor or the Other Investors, as the case may be, shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed.

7. Arbitration

(a) Any dispute, claim or controversy arising out of, relating to, or in connection with this contract, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b) The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c) The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within thirty (30) days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d) The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

8. [Reserved]

9. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction.

10. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

11. Successors: Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to Manager, CD&R Inc., CD&R LP, the Investor, the Other Investors and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company Entities without the prior written consent of Manager, CD&R Inc., CD&R LP, the Investor and the Other Investors.

12. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise, provided that (i) to the extent that any Indemnitee is entitled to be indemnified by any member of the Company Group and by any other Indemnitee or any insurer under a policy procured by any Indemnitee, the obligations of the members of the Company Group hereunder shall be primary and the obligations of such other Indemnitee or insurer secondary, and (ii) no member of the Company Group shall be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

USF HOLDING CORP.

By:	/s/ Juliette W. Pryor
Name: Juliette W. Pryor Title: Executive Vice President General Counsel & Chief Ethics Officer

U.S. FOODSERVICE, INC.

By:	/s/ Juliette W. Pryor
Name: Juliette W. Pryor Title: Executive Vice President General Counsel & Chief Ethics Officer

CLAYTON, DUBILIER & RICE, INC.

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President, Treasurer and Assistant Secretary

[Signature Page to CD&R Amended and Restated Identification Agreement]

CLAYTON, DUBILIER & RICE HOLDINGS, L.P.

By:	Clayton, Dubilier & Rice Holdings GP, LLC, its general partner

By:	Clayton, Dubilier & Rice, Inc., its sole managing member

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By:	CD&R Associates VII, Ltd., its General Partner

By:	/s/ Theresa Gore
Name: Theresa Gore Title: Vice President and reasurer

CLAYTON, DUBILIER & RICE FUND VII (CO-INVESTMENT), L.P.

By:	CD&R Associates VII (Co-Investment), Ltd., its General Partner

By:	/s/ Theresa Gore
Name: Theresa Gore Title: Vice President and reasurer

[Signature Page to CD&R Amended and Restated Identification Agreement]

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd., its general partner

By:	/s/ Theresa Gore
Name: Theresa Gore Title: Vice President and reasurer

CDR USF CO-INVESTOR L.P.

By:	CDR USF Co-Investor GP Limited, its general partner

By:	/s/ Theresa Gore
Name: Theresa Gore Title: Director

CDR USF CO-INVESTOR NO. 2, L.P.

By:	CDR USF Co-Investor GP No. 2 Limited, its General Partner

By:	/s/ Theresa Gore
Name: Theresa Gore Title: Director

[Signature Page to CD&R Amended and Restated Identification Agreement]